UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 11, 2016, Orexigen Therapeutics, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the consolidated closing bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive trading days and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Global Market, as set forth in Marketplace Rule 5450(a)(1). The notification from Nasdaq does not have an immediate effect on the listing of the Company’s common stock and the Company’s common stock will continue to trade on The Nasdaq Global Market under the symbol “OREX”.

Nasdaq stated in its April 11th letter that, in accordance with Marketplace Rule 5810(c)(3)(A), the Company has been provided a grace period of 180 calendar days, or until October 10, 2016, to regain compliance with the minimum consolidated closing bid price requirement for continued listing. Compliance will be regained if the Company’s consolidated closing bid price is at or above $1.00 for at least 10 consecutive trading days anytime during the 180-day grace period.

The Company is considering actions that it may take in response to this notification and to regain compliance with the continued listing requirements and expects that any such action will require approval by the board of directors and the stockholders of the Company

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, the potential for the Company’s board of directors and stockholders to approve any actions related to regaining compliance. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. The Company’s actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of the Company’s future performance. Factors that could cause or contribute to such differences include the risks disclosed in the Company’s quarterly and annual reports filed with the SEC, copies of which may be obtained at www.orexigen.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K. There is no guarantee that the circumstances described in the forward-looking statements will occur. The Company assumes no obligation to update such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: April 15, 2016	By:	/s/ Thomas P. Lynch
Name: Thomas P. Lynch
Title: EVP, General Counsel and Secretary